UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL	32822
(Address of Principal Executive Offices)	(Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

On December 11, 2009, Intellon Corporation (“Intellon”) issued a press release announcing that at its special meeting of stockholders held December 11, 2009, Intellon’s stockholders voted to approve and adopt the Agreement and Plan of Merger, (the “Merger Agreement”) dated as of September 8, 2009, by and among Intellon, Atheros Communications, Inc. (“Atheros”), Iceman Acquisition One Corporation, a Delaware corporation and a wholly-owned subsidiary of Atheros, and Iceman Acquisition Two L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Atheros, and to approve the transaction contemplated under the Merger Agreement pursuant to which Atheros will acquire Intellon in a stock and cash transaction. The transaction was approved by more than 77% of the shares outstanding and more than 99% of the shares voting on the proposal. The transaction is expected to close as soon as practicable following the satisfaction or waiver of all of the conditions to closing.

A copy of the press release issued by Intellon is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

	By:	/S/ BRIAN T. MCGEE
	Name:	Brian T. McGee
	Title:	Senior Vice President and Chief Financial Officer

Date: December 14, 2009